Exhibit a

CUSIP No .	872381108	Page 7 of 7

Exhibit A

JOINT FILING AGREEMENT

The Undersigned agree that the statement on Schedule 13G with respect to the common stock of TELA Bio, Inc. dated as of October 6, 2023, is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each of them pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

FIRST LIGHT ASSET MANAGEMENT, LLC

By:	/s/ Kurt T. Peterson
Name:	Kurt T. Peterson
Title:	Chief Compliance Officer

Signature:	/s/ Mathew P. Arens
Name:	Mathew P. Arens